                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of Clark/Bardes, Inc. and to the use of our report dated May 2, 2000 relating to our audit of the financial statements of Pearl Meyer & Partners, Inc. as at December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999 included in the Form 8-K of Clark/Bardes, Inc. dated July 5, 2000, filed with the Securities and Exchange Commission, which Form 8-K has been incorporated by reference in this Registration Statement.


                                         /s/ CORNICK, GARBER & SANDLER, LLP


New York, New York
November 1, 2001